Exhibit 99.1

Reliance Global Group Announces Major Enhancement of Capital Structure Following Cashless Exercise of Warrants

LAKEWOOD, N.J., June 20, 2024 — Reliance Global Group, Inc. (Nasdaq: RELI; RELIW) (“Reliance”, “we” or the “Company”) today announced that its final large institutional investor has redeemed all of its outstanding Series B and Series G warrants. The Company now effectively has a much more simplified capital structure with no known significant institutional warrant holders and no significant warrant overhang.

Ezra Beyman, CEO of Reliance, remarked, “We are pleased to report the elimination of all remaining Series B and Series G warrants, which converted into a reduced number of shares of Reliance common stock as a result of cashless exercises. No transaction incentives, such as additional shares or warrants, were required to effectuate the exercises. These transactions successfully complete the removal of the fairly significant warrant overhang, which we believe was negatively impacting our share price. As a result, the Company has only a nominal number of warrants outstanding, and all are plain vanilla (basic) warrant instruments. Importantly, we are confident that we now have a much more attractive, simpler, and significantly improved capital structure, which we believe will help us unlock tremendous value for our shareholders as we execute key upcoming initiatives in 2024 and beyond.”

Mr. Beyman concluded, “Most notably, we are making continued progress on our planned acquisition of Spetner Associates, which is projected to double our annualized revenues to an estimated $28 million and contribute very meaningful cash flow.”

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI; RELIW) is an InsurTech pioneer, leveraging artificial intelligence (AI), and cloud-based technologies, to transform and improve efficiencies in the insurance agency/brokerage industry. The Company’s business-to-business InsurTech platform, RELI Exchange, provides independent insurance agencies an entire suite of business development tools, enabling them to effectively compete with large-scale national insurance agencies, whilst reducing back-office cost and burden. The Company’s business-to-consumer platform, 5minuteinsure.com, utilizes AI and data mining, to provide competitive online insurance quotes within minutes to everyday consumers seeking to purchase auto, home, and life insurance. In addition, the Company operates its own portfolio of select retail “brick and mortar” insurance agencies which are leaders and pioneers in their respective regions throughout the United States, offering a wide variety of insurance products. Further information about the Company can be found at https://www.relianceglobalgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements such as the Company having built a best-in-class InsurTech platform, making RELI Exchange an even more compelling value proposition and further accelerating growth of the platform, rolling out several other services in the near future to RELI Exchange agency partners, building RELI Exchange into the largest agency partner network in the U.S., the Company moving in the right direction and the Company’s highly scalable business model driving significant shareholder value. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere and risk as and uncertainties related to: the Company’s ability to generate the revenue anticipated and the ability to build the RELI Exchange into the largest agency partner network in the U.S., and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q, the Company’s recent Current Reports on Form 8-K and subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com